East West Bancorp, Inc.
135 N. Los Robles Ave., 7th Fl.
Pasadena, CA 91101
Tel. 626.768.6000

NEWS RELEASE

FOR INVESTOR INQUIRIES, CONTACT:
Christopher Del Moral-Niles, CFA	Adrienne Atkinson
Chief Financial Officer	Director of Investor Relations
T: (626) 768-6860	T: (626) 788-7536
E: chris.delmoralniles@eastwestbank.com	E: adrienne.atkinson@eastwestbank.com

EAST WEST BANCORP REPORTS NET INCOME FOR THIRD QUARTER OF 2024
OF $299 MILLION AND DILUTED EARNINGS PER SHARE OF $2.14

Pasadena, California – October 22, 2024 – East West Bancorp, Inc. (“East West” or the “Company”) (Nasdaq: EWBC), parent company of East West Bank, reported its financial results for the third quarter of 2024. Third quarter 2024 net income was $299 million, or $2.14 per diluted share. Return on average assets was 1.62%, return on average common equity was 16.0%, and return on average tangible common equity1 was 17.1%. Book value per share grew 6% quarter-over-quarter and 19% year-over-year.

“East West reported another strong quarter of balanced growth in support of our customers,” said Dominic Ng, Chairman and Chief Executive Officer. “We continued to grow consumer and business banking deposits while further diversifying our loan portfolio by emphasizing residential and C&I lending,” Ng continued. “Net interest income and fee income both accelerated meaningfully in the quarter, underscoring the strength of our business model.”

“Our disciplined approach to credit and expense management continued to bear fruit this quarter,” continued Ng. “Operating expenses were flat, while credit quality trends remained stable, demonstrating the benefit of our diversified business strategy.”

“We grew shareholder book value and posted a 17.1% return on average tangible common equity1 for the quarter,” said Ng. “We remain focused on continuing to deliver top tier returns for our shareholders in the years ahead.”

FINANCIAL HIGHLIGHTS

	Three Months Ended		Quarter-over-Quarter Change
($ in millions, except per share data)	September 30, 2024	June 30, 2024	$	%

Revenue	$657	$638	$19	3%
Pre-tax, Pre-provision Income[2]	432	402	30	7
Net Income	299	288	11	4
Diluted Earnings per Share	$2.14	$2.06	$0.08	4
Book Value per Share	$55.30	$52.06	$3.24	6
Tangible Book Value per Share[1]	$51.90	$48.65	$3.25	7%
Return on Average Common Equity	15.99%	16.36%	-37 bps	—
Return on Average Tangible Common Equity[1]	17.08%	17.54%	-46 bps	—
Tangible Common Equity Ratio[1]	9.72%	9.37%	35 bps	—
Total Assets	$74,484	$72,468	$2,016	3%

[1] Return on average tangible common equity, tangible book value per share, and tangible common equity ratio are non-GAAP financial measures. See reconciliation of GAAP to non-GAAP measures in Table 13.

[2] Pre-tax, pre-provision income is a non-GAAP financial measure. See reconciliation of GAAP to non-GAAP financial measures in Table 12.

BALANCE SHEET

•Assets – Total assets were $74.5 billion as of September 30, 2024, an increase of $2.0 billion from $72.5 billion as of June 30, 2024. Total cash, resale agreements, and debt securities grew 10% quarter-over-quarter. Year-over-year, total assets grew $6.2 billion, or 9%, from $68.3 billion as of September 30, 2023.

Third quarter 2024 average interest-earning assets of $70.3 billion were up $2.2 billion, or 3%, from $68.1 billion in the second quarter, reflecting increases of $0.9 billion in average interest-bearing cash and deposits with banks, $0.8 billion in average available-for-sale (“AFS”) debt securities, and $0.5 billion in average total loans outstanding.

•Loans – Total loans were $53.3 billion as of September 30, 2024, an increase of $0.5 billion from $52.8 billion as of June 30, 2024. Year-over-year, total loans were up $2.3 billion, or 5%, from $50.9 billion as of September 30, 2023.

Third quarter 2024 average loans of $52.4 billion grew $0.5 billion, or 1.0%, from the second quarter of 2024. The increase was primarily driven by growth in our residential mortgage and C&I lending portfolios.

•Deposits – Total deposits were $61.7 billion as of September 30, 2024, an increase of $1.7 billion, or 3%, from $60.0 billion as of June 30, 2024, reflecting growth in both consumer and commercial deposits. Noninterest-bearing deposits made up 24% of total deposits as of September 30, 2024. Year-over-year, total deposits increased $6.6 billion from $55.1 billion as of September 30, 2023.

Third quarter 2024 average deposits of $60.6 billion increased $1.9 billion from the second quarter of 2024, with growth in average time, money market, and interest-bearing checking deposits.

•Capital – As of September 30, 2024, stockholders’ equity was $7.7 billion, up 6% quarter-over-quarter. The stockholders’ equity to assets ratio was 10.29% as of September 30, 2024, compared with 9.96% as of June 30, 2024.

Book value per share was $55.30 as of September 30, 2024, up $3.24, or 6% quarter-over-quarter, including $1.56 of per share impact from accumulated other net loss (“AOCI”) improvement. As of September 30, 2024, tangible book value per share3 was $51.90, up $3.25 or 7% quarter-over-quarter, including $1.57 of per share impact from AOCI improvement.

The tangible common equity ratio3 was 9.72%, compared with 9.37% as of June 30, 2024, including a 29 basis point impact from AOCI improvement.

East West’s regulatory capital ratios are well in excess of regulatory requirements for well-capitalized institutions, and well above regional bank averages. The common equity tier 1 (“CET1”) capital ratio increased quarter-over-quarter to 14.08%, and the total risk-based capital ratio increased by 34 basis points to 15.39% as of September 30, 2024.

[3] Tangible book value per share and tangible common equity ratio are non-GAAP financial measures. See reconciliation of GAAP to non-GAAP measures in Table 13.

OPERATING RESULTS

Third Quarter Earnings – Third quarter 2024 net income was $299 million or $2.14 per diluted share, both up 4% quarter-over-quarter. Pre-tax, pre-provision income4 totaled $432 million in the third quarter, an increase of 7% from $402 million in the second quarter of 2024.

Third Quarter 2024 Compared to Second Quarter 2024

Net Interest Income and Net Interest Margin

Net interest income totaled $573 million in the third quarter, an increase of 4% from $553 million in the second quarter of 2024. Net interest margin (“NIM”) was 3.24%, a three basis point decline from the second quarter.
•The average loan yield was 6.73%, unchanged from the second quarter. The average interest-earning asset yield was 6.09%, down two basis points from the second quarter.
•The average cost of funds was 3.12%, up one basis point from the second quarter. The average cost of interest-bearing deposits was 3.93%, down one basis point from the second quarter.

Noninterest Income

Noninterest income totaled $85 million in the third quarter, unchanged from the second quarter.
•Fee income5 of $81 million was up nearly $5 million, or 6%, from $77 million in the second quarter.
•Lending fees of $26 million were up $2 million in the third quarter, primarily reflecting greater syndication activity.
•Deposit account fees of $27 million were up $1 million quarter-over-quarter, reflecting greater transaction activity.
•Foreign exchange income increased $1 million in the third quarter, primarily reflecting a favorable change in mark-to-market adjustments on foreign exchange positions.
•Wealth management fees increased $1 million quarter-over-quarter, reflecting higher customer activity.
•Other investment income increased $2 million quarter-over-quarter, reflecting higher income from investments in the third quarter.
•Derivative mark-to-market and credit valuation adjustments on customer and other derivatives was a loss of $4 million in the third quarter, compared with a gain of $2 million in the second quarter.

Noninterest Expense

Total noninterest expense totaled $226 million in the third quarter, which included $6 million in tax credit and Community Reinvestment Act (“CRA”) investment amortization.
•Total operating noninterest expense was $221 million, consistent with the prior quarter.
•Compensation and employee benefits were $135 million, an increase of $2 million, or 1%, primarily reflecting greater salary expense.
•Occupancy and equipment expense was $16 million, an increase of $1 million, or 8%.
•Deposit insurance premiums and regulatory assessments were $9 million, a $2 million decrease reflecting a Federal Deposit Insurance Corporation (“FDIC”) Special Assessment-related expense in the prior quarter.
•Other operating expense was $36 million, a decrease of $2 million, or 4%, primarily reflecting a valuation write-down on other real estate owned in the prior quarter.
•Amortization of tax credit and CRA investments decreased $10 million quarter-over-quarter, reflecting a recovery related to certain tax credit investments.
•The efficiency ratio was 34.4% in the third quarter, compared with 37.0% in the second quarter.

TAX RELATED ITEMS

Third quarter 2024 income tax expense was $90 million, compared with $66 million in the third quarter of 2023, reflecting impacts related to the expanded application of the proportional amortization method (“PAM”) to the tax credit investment portfolio in 2024. The 2024 year-to-date effective tax rate was 22.5%, compared with the 2023 year-to-date effective tax rate of 18.6%.

[4] Pre-tax, pre-provision income is a non-GAAP financial measure. See reconciliation of GAAP to non-GAAP financial measures in Table 12.
[5] Fee income includes deposit account and lending fees, foreign exchange income, wealth management fees, and customer derivative income. Refer to Table 3 for additional fee and noninterest income information.

ASSET QUALITY

As of September 30, 2024, the credit quality of our loan portfolio remained strong.
•Nonperforming assets decreased $1 million to $195 million as of September 30, 2024, from $196 million as of June 30, 2024. The nonperforming assets ratio was 0.26% of total assets as of September 30, 2024, an improvement of one basis point compared with 0.27% of total assets as of June 30, 2024.
•The criticized loans ratio increased three basis points quarter-over-quarter to 2.08% of loans held-for-investment (“HFI”) as of September 30, 2024, compared with 2.05% as of June 30, 2024. Criticized loans increased $30 million quarter-over-quarter to $1.1 billion as of September 30, 2024.
•The classified loans ratio decreased two basis points to 1.20% and the special mention loans ratio increased five basis points quarter-over-quarter to 0.88% of loans HFI as of September 30, 2024, compared with 0.83% as of June 30, 2024.
•Third quarter 2024 net charge-offs were $29 million, or annualized 0.22% of average loans HFI, compared with $23 million, or annualized 0.18% of average loans HFI, for the second quarter of 2024.
•The allowance for loan losses increased to $696 million, or 1.31% of loans HFI, as of September 30, 2024, compared with $684 million, or 1.30% of loans HFI, as of June 30, 2024.
•Third quarter 2024 provision for credit losses was $42 million, compared with $37 million in the second quarter of 2024.

CAPITAL STRENGTH

Capital levels for East West remained strong as of September 30, 2024. The following table presents capital metrics as of September 30, 2024, June 30, 2024 and September 30, 2023.

EWBC Capital
($ in millions)	September 30, 2024 (a)	June 30, 2024 (a)	September 30, 2023 (a)
Risk-Weighted Assets (“RWA”) (b)	$54,292	$53,967	$52,944
Risk-based capital ratios:
Total capital ratio	15.39%	15.05%	14.74%
CET1 capital ratio	14.08%	13.74%	13.30%
Tier 1 capital ratio	14.08%	13.74%	13.30%
Leverage ratio	10.40%	10.36%	10.15%
Tangible common equity ratio (c)	9.72%	9.37%	9.03%

(a)The Company has elected to use the 2020 Current Expected Credit Losses (CECL) transition provision in the calculation of its September 30, 2024, June 30, 2024 and September 30, 2023 regulatory capital ratios. The Company’s September 30, 2024 regulatory capital ratios and RWA are preliminary.
(b)Under regulatory guidelines, on-balance sheet assets and credit equivalent amounts of derivatives and off-balance sheet items are assigned to one of several broad risk categories based on the nature of the obligor, or, if relevant, the guarantor or the nature of any collateral. The aggregate dollar value in each risk category is then multiplied by the risk weight associated with that category. The resulting weighted values from each of the risk categories are aggregated for determining total RWA.
(c)Tangible common equity ratio is a non-GAAP financial measure. See reconciliation of GAAP to non-GAAP measures in Table 13.

DIVIDEND PAYOUT AND CAPITAL ACTIONS

East West’s Board of Directors has declared fourth quarter 2024 dividends for the Company’s common stock. The common stock cash dividend of $0.55 per share is payable on November 15, 2024 to shareholders of record as of November 4, 2024. In addition, $49 million of East West’s share repurchase authorization remains available.

Conference Call

East West will host a conference call to discuss third quarter 2024 earnings with the public on Tuesday, October 22, 2024, at 2:00 p.m. PT/5:00 p.m. ET. The public and investment community are invited to listen as management discusses third quarter 2024 results and operating developments.
•The following dial-in information is provided for participation in the conference call: calls within the U.S. – (877) 506-6399; calls within Canada – (855) 669-9657; international calls – (412) 902-6699.
•A presentation to accompany the earnings call, a listen-only live broadcast of the call, and information to access a replay one hour after the call will all be available on the Investor Relations page of the Company’s website at www.eastwestbank.com/investors.

About East West

East West provides financial services that help customers reach further and connect to new opportunities. East West Bancorp, Inc. is a public company (Nasdaq: “EWBC”) with total assets of $74.5 billion as of September 30, 2024. The Company’s wholly-owned subsidiary, East West Bank, is the largest independent bank headquartered in Southern California, and operates over 110 locations in the United States and Asia. The Bank’s markets in the United States include California, Georgia, Illinois, Massachusetts, Nevada, New York, Texas, and Washington. For more information on East West, visit www.eastwestbank.com.

Forward-Looking Statements

Certain matters set forth herein (including any exhibits hereto) contain “forward-looking statements” that are intended to be covered by the safe harbor for such statements provided by the Private Securities Litigation Reform Act of 1995. East West Bancorp, Inc. (referred to herein on an unconsolidated basis as “East West” and on a consolidated basis as the “Company,” “we,” “us,” “our” or “EWBC”) may make forward-looking statements in other documents that it files with, or furnishes to, the United States (“U.S.”) Securities and Exchange Commission (“SEC”) and management may make forward-looking statements to analysts, investors, media members and others. Forward-looking statements are those that do not relate to historical facts and that are based on current assumptions, beliefs, estimates, expectations and projections, many of which, by their nature, are inherently uncertain and beyond the Company’s control. Forward-looking statements may relate to various matters, including the Company’s financial condition, results of operations, plans, objectives, future performance, business or industry, and usually can be identified by the use of forward-looking words, such as “anticipates,” “assumes,” “believes,” “can,” “continues,” “could,” “estimates,” “expects,” “forecasts,” “goal,” “intends,” “likely,” “may,” “might,” “objective,” “plans,” “potential,” “projects,” “remains,” “should,” “target,” “trend,” “will,” “would,” or similar expressions or variations thereof, and the negative thereof, but these terms are not the exclusive means of identifying such statements. You should not place undue reliance on forward-looking statements, as they are subject to risks and uncertainties.

Factors that might cause future results to differ materially from historical performance and any forward-looking statements include, but are not limited to: changes in local, regional and global business, economic and political conditions and natural or geopolitical events; the soundness of other financial institutions and the impacts related to or resulting from bank failures and other industry volatility, including potential increased regulatory requirements, FDIC insurance premiums and assessments, and deposit withdrawals; changes in laws or the regulatory environment, including trade, monetary and fiscal policies and laws and current or potential disputes between the U.S. and the People’s Republic of China; changes in the commercial and consumer real estate markets; changes in consumer or commercial spending, savings and borrowing habits, and patterns and behaviors; the Company’s ability to compete effectively against financial institutions and other entities, including as a result of emerging technologies; the success and timing of the Company’s business strategies; the Company’s ability to retain key officers and employees; changes in key variable market interest rates, competition, regulatory requirements and product mix; changes in the Company’s costs of operation, compliance and expansion; disruption, failure in, or breach of, the Company’s operational or security systems or infrastructure, or those of third party vendors with which the Company does business, including as a result of cyber-attacks, and the disclosure or misuse of confidential information; the adequacy of the Company’s risk management framework; future credit quality and performance, including expectations regarding future credit losses and allowance levels; adverse changes to the Company’s credit ratings; legal proceedings, regulatory investigations and their resolution; the Company’s capital requirements and its ability to generate capital internally or raise capital on favorable terms; the impact on the Company’s liquidity due to changes in the Company’s ability to receive dividends from its subsidiaries; any strategic acquisitions or divestitures and the introduction of new or expanded products and services or other events that may directly or indirectly result in a negative impact on the financial performance of the Company and its customers.

For a more detailed discussion of some of the factors that might cause such differences, see the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC on February 29, 2024 (the “Company’s 2023 Form 10-K”) under the heading Item 1A. Risk Factors. You should treat forward-looking statements as speaking only as of the date they are made and based only on information then actually known to the Company. The Company does not undertake, and specifically disclaims any obligation to update or revise any forward-looking statements to reflect the occurrence of events or circumstances after the date of such statements except as required by law.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEET
($ and shares in thousands, except per share data)
(unaudited)
Table 1

				September 30, 2024 % or Basis Point Change
	September 30, 2024	June 30, 2024	September 30, 2023	Qtr-o-Qtr		Yr-o-Yr
Assets
Cash and cash equivalents, and deposits with banks	$4,976,174	$4,390,221	$4,578,391	13.3%		8.7%
Securities purchased under resale agreements (“resale agreements”)	425,000	485,000	785,000	(12.4)		(45.9)
Available-for-sale (“AFS”) debt securities (amortized cost of $10,667,293, $9,644,377 and $6,976,331)	10,133,877	8,923,528	6,039,837	13.6		67.8
Held-to-maturity (“HTM”) debt securities, at amortized cost (fair value of $2,510,352, $2,405,227 and $2,308,048)	2,928,399	2,938,250	2,964,235	(0.3)		(1.2)
Total cash, resale agreements and debt securities	18,463,450	16,736,999	14,367,463	10.3		28.5
Loans held-for-sale (“HFS”)	—	18,909	4,762	(100.0)		(100.0)
Loans held-for-investment (“HFI”) (net of allowance for loan losses of $696,485, $683,794 and $655,523)	52,556,696	52,084,115	50,251,661	0.9		4.6
Affordable housing partnership, tax credit and Community Reinvestment Act (“CRA”) investments, net	924,439	956,428	901,559	(3.3)		2.5
Goodwill	465,697	465,697	465,697	—		—
Operating lease right-of-use assets	82,775	81,941	97,782	1.0		(15.3)
Other assets	1,990,663	2,124,183	2,200,534	(6.3)		(9.5)
Total assets	$74,483,720	$72,468,272	$68,289,458	2.8%		9.1%

Liabilities and Stockholders’ Equity
Deposits	$61,700,115	$59,999,785	$55,087,031	2.8%		12.0%
Bank Term Funding Program (“BTFP”) borrowings	—	—	4,500,000	—		(100.0)
Federal Home Loan Bank (“FHLB”) advances	3,500,000	3,500,000	—	—		100.0
Long-term debt and finance lease liabilities	36,055	36,141	153,087	(0.2)		(76.4)
Operating lease liabilities	90,369	89,644	107,695	0.8		(16.1)
Accrued expenses and other liabilities	1,492,642	1,627,588	1,844,939	(8.3)		(19.1)
Total liabilities	66,819,181	65,253,158	61,692,752	2.4		8.3
Stockholders’ equity	7,664,539	7,215,114	6,596,706	6.2		16.2
Total liabilities and stockholders’ equity	$74,483,720	$72,468,272	$68,289,458	2.8%		9.1%

Total cash, resale agreements and debt securities/total assets	24.79%	23.10%	21.04%	169	bps	375	bps
Book value per share	$55.30	$52.06	$46.62	6.2%		18.6%
Tangible book value (1) per share	$51.90	$48.65	$43.29	6.7		19.9
Number of common shares at period-end	138,609	138,604	141,486	0.0%		(2.0)%
Total stockholders’ equity to assets ratio	10.29%	9.96%	9.66%	33	bps	63	bps
Tangible common equity (“TCE”) ratio (1)	9.72%	9.37%	9.03%	35	bps	69	bps

(1)Tangible book value and the TCE ratio are non-GAAP financial measures. See reconciliation of GAAP to non-GAAP measures in Table 13.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
TOTAL LOANS AND DEPOSITS DETAIL
($ in thousands)
(unaudited)
Table 2

				September 30, 2024 % Change
	September 30, 2024	June 30, 2024	September 30, 2023	Qtr-o-Qtr	Yr-o-Yr
Loans:
Commercial:
Commercial and industrial (“C&I”)	$17,068,002	$16,875,009	$15,864,042	1.1%	7.6%
Commercial real estate (“CRE”):
CRE	14,568,209	14,562,595	14,667,378	0.0	(0.7)
Multifamily residential	5,141,481	5,100,210	4,900,097	0.8	4.9
Construction and land	693,775	664,793	798,190	4.4	(13.1)
Total CRE	20,403,465	20,327,598	20,365,665	0.4	0.2
Consumer:
Residential mortgage:
Single-family residential	13,963,097	13,747,769	12,836,558	1.6	8.8
Home equity lines of credit (“HELOCs”)	1,760,716	1,761,379	1,776,665	0.0	(0.9)
Total residential mortgage	15,723,813	15,509,148	14,613,223	1.4	7.6
Other consumer	57,901	56,154	64,254	3.1	(9.9)
Total loans HFI (1)	53,253,181	52,767,909	50,907,184	0.9	4.6
Loans HFS	—	18,909	4,762	(100.0)	(100.0)
Total loans (1)	53,253,181	52,786,818	50,911,946	0.9	4.6
Allowance for loan losses	(696,485)	(683,794)	(655,523)	1.9	6.2
Net loans (1)	$52,556,696	$52,103,024	$50,256,423	0.9%	4.6%

Deposits by product:
Noninterest-bearing demand	$14,690,864	$14,922,741	$16,169,072	(1.6)%	(9.1)%
Interest-bearing checking	8,052,720	7,758,081	7,689,289	3.8	4.7
Money market	14,021,042	13,775,908	12,613,827	1.8	11.2
Savings	1,718,378	1,772,368	1,963,766	(3.0)	(12.5)
Time deposits	23,217,111	21,770,687	16,651,077	6.6	39.4
Total deposits	$61,700,115	$59,999,785	$55,087,031	2.8%	12.0%

Deposits by segment/region:
Consumer and Business Banking - U.S.	$32,104,904	$31,108,589	$28,504,044	3.2%	12.6%
Commercial Banking - U.S. (2)	23,212,616	23,064,569	21,279,955	0.6	9.1
Greater China (3)	3,307,793	3,376,971	2,898,211	(2.0)	14.1
Other - U.S. (Wholesale and brokered) (4)	3,074,802	2,449,656	2,404,821	25.5	27.9
Total deposits	$61,700,115	$59,999,785	$55,087,031	2.8%	12.0%

(1)Includes $52 million, $53 million and $72 million of net deferred loan fees and net unamortized premiums as of September 30, 2024, June 30, 2024 and September 30, 2023, respectively.
(2)Excludes deposits presented under Greater China - overseas branches.
(3)Deposits of our Hong Kong and People’s Republic of China branches, a sub-set of total Commercial Banking segment deposits.
(4)Other segment deposits reflect wholesale, public funds, and brokered deposits, primarily managed by the Company’s Treasury department.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF INCOME
($ and shares in thousands, except per share data)
(unaudited)
Table 3

	Three Months Ended			September 30, 2024 % Change
	September 30, 2024	June 30, 2024	September 30, 2023	Qtr-o-Qtr	Yr-o-Yr
Interest and dividend income	$1,075,899	$1,034,414	$961,787	4.0%	11.9%
Interest expense	503,177	481,185	390,974	4.6	28.7
Net interest income before provision for credit losses	572,722	553,229	570,813	3.5	0.3
Provision for credit losses	42,000	37,000	42,000	13.5	—
Net interest income after provision for credit losses	530,722	516,229	528,813	2.8%	0.4%
Noninterest income:
Deposit account fees	26,815	25,649	23,560	4.5%	13.8%
Lending fees	26,453	24,340	20,312	8.7	30.2
Foreign exchange income	13,569	12,924	11,396	5.0	19.1
Wealth management fees	10,683	9,478	5,922	12.7	80.4
Customer derivative income	3,774	4,230	5,894	(10.8)	(36.0)
Total fee income	81,294	76,621	67,084	6.1	21.2
Derivative mark-to-market and credit valuation adjustments	(4,480)	1,534	5,314	NM	NM
Net gains (losses) on sales of loans	21	56	(12)	(62.5)	NM
Net gains on AFS debt securities	145	1,785	—	(91.9)	100.0
Other investment income	2,800	586	1,751	377.8	59.9
Other income	4,981	4,091	2,615	21.8	90.5
Total noninterest income	84,761	84,673	76,752	0.1%	10.4%
Noninterest expense:
Compensation and employee benefits	135,464	133,588	123,153	1.4%	10.0%
Occupancy and equipment expense	16,238	15,031	15,353	8.0	5.8
Deposit account expense	12,229	12,050	11,585	1.5	5.6
Computer and software related expenses	11,436	11,392	11,761	0.4	(2.8)
Deposit insurance premiums and regulatory assessments (1)	9,178	10,708	8,583	(14.3)	6.9
Other operating expense	36,021	37,613	31,885	(4.2)	13.0
Total operating noninterest expense	220,566	220,382	202,320	0.1	9.0
Amortization of tax credit and CRA investments (2)	5,600	16,052	49,694	(65.1)	(88.7)
Total noninterest expense	226,166	236,434	252,014	(4.3)	(10.3)
Income before income taxes	389,317	364,468	353,551	6.8	10.1
Income tax expense	90,151	76,238	65,813	18.2	37.0
Net income	$299,166	$288,230	$287,738	3.8%	4.0%

Earnings per share (“EPS”)
- Basic	$2.16	$2.07	$2.03	4.1%	6.1%
- Diluted	$2.14	$2.06	$2.02	3.9	5.8
Weighted-average number of shares outstanding
- Basic	138,606	138,980	141,485	(0.3)%	(2.0)%
- Diluted	139,648	139,801	142,122	(0.1)	(1.7)

NM - Not meaningful.
(1)Includes $2 million of FDIC special assessment charges for the three months ended June 30, 2024.
(2)Includes $11 million and $3 million in DC Solar recoveries for the three months ended September 30, 2024 and June 30, 2024, respectively.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF INCOME
($ and shares in thousands, except per share data)
(unaudited)
Table 4

	Nine Months Ended		September 30, 2024 % Change
	September 30, 2024	September 30, 2023	Yr-o-Yr
Interest and dividend income	$3,133,930	$2,703,427	15.9%
Interest expense	1,442,840	966,007	49.4
Net interest income before provision for credit losses	1,691,090	1,737,420	(2.7)
Provision for credit losses	104,000	88,000	18.2
Net interest income after provision for credit losses	1,587,090	1,649,420	(3.8)%
Noninterest income:
Deposit account fees	77,412	69,983	10.6%
Lending fees	73,718	61,799	19.3
Foreign exchange income	37,962	34,872	8.9
Wealth management fees	28,798	19,213	49.9
Customer derivative income	11,141	16,919	(34.2)
Total fee income	229,031	202,786	12.9
Derivative mark-to-market and credit valuation adjustments	(2,333)	4,226	NM
Net gains (losses) on sales of loans	36	(41)	NM
Net gains (losses) on AFS debt securities (1)	1,979	(10,000)	NM
Other investment income	6,201	7,675	(19.2)
Other income	13,508	10,715	26.1
Total noninterest income	248,422	215,361	15.4%
Noninterest expense
Compensation and employee benefits	410,864	377,744	8.8%
Occupancy and equipment expense	46,499	47,028	(1.1)
Deposit account expense	36,467	31,753	14.8
Computer and software related expenses	34,172	33,160	3.1
Deposit insurance premiums and regulatory assessments (2)	39,535	24,755	59.7
Other operating expense (3)	107,079	102,092	4.9
Total operating noninterest expense	674,616	616,532	9.4
Amortization of tax credit and CRA investments (4)	34,859	115,718	(69.9)
Total noninterest expense	709,475	732,250	(3.1)
Income before income taxes	1,126,037	1,132,531	(0.6)
Income tax expense	253,566	210,323	20.6
Net income	$872,471	$922,208	(5.4)%

EPS
- Basic	$6.28	$6.52	(3.8)%
- Diluted	$6.23	$6.49	(4.0)
Weighted-average number of shares outstanding
- Basic	138,997	141,356	(1.7)%
- Diluted	139,939	142,044	(1.5)

NM - Not meaningful.
(1)Includes $10 million impairment write-off of an AFS debt security for the nine months ended September 30, 2023.
(2)Includes $12 million of FDIC special assessment charges for the nine months ended September 30, 2024.
(3)Includes $4 million of repurchase agreements’ extinguishment cost for the nine months ended September 30, 2023.
(4)Includes $14 million and $6 million of DC Solar recoveries for the nine months ended September 30, 2024 and September 30, 2023, respectively.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
SELECTED AVERAGE BALANCES
($ in thousands)
(unaudited)
Table 5

	Three Months Ended			September 30, 2024 % Change		Nine Months Ended		September 30, 2024 % Change
	September 30, 2024	June 30, 2024	September 30, 2023	Qtr-o-Qtr	Yr-o-Yr	September 30, 2024	September 30, 2023	Yr-o-Yr
Loans:
Commercial:
C&I	$16,492,589	$16,209,659	$15,400,172	1.7%	7.1%	$16,318,594	$15,348,662	6.3%
CRE:
CRE	14,483,163	14,561,886	14,453,014	(0.5)	0.2	14,589,772	14,174,100	2.9
Multifamily residential	5,127,659	5,039,249	4,798,360	1.8	6.9	5,066,906	4,695,473	7.9
Construction and land	661,840	669,681	807,906	(1.2)	(18.1)	662,173	755,651	(12.4)
Total CRE	20,272,662	20,270,816	20,059,280	0.0	1.1	20,318,851	19,625,224	3.5
Consumer:
Residential mortgage:
Single-family residential	13,846,946	13,636,389	12,548,593	1.5	10.3	13,654,170	11,997,671	13.8
HELOCs	1,754,361	1,750,469	1,816,900	0.2	(3.4)	1,743,413	1,931,105	(9.7)
Total residential mortgage	15,601,307	15,386,858	14,365,493	1.4	8.6	15,397,583	13,928,776	10.5
Other consumer	53,958	51,455	63,917	4.9	(15.6)	54,233	67,181	(19.3)
Total loans (1)	$52,420,516	$51,918,788	$49,888,862	1.0%	5.1%	$52,089,261	$48,969,843	6.4%

Interest-earning assets	$70,263,495	$68,050,050	$65,051,461	3.3%	8.0%	$68,902,563	$63,545,257	8.4%
Total assets	$73,268,158	$71,189,200	$68,936,786	2.9%	6.3%	$72,049,714	$67,196,590	7.2%

Deposits:
Noninterest-bearing demand	$14,606,511	$14,664,789	$16,302,296	(0.4)%	(10.4)%	$14,741,590	$17,633,922	(16.4)%
Interest-bearing checking	7,762,719	7,467,801	8,080,025	3.9	(3.9)	7,642,423	7,675,325	(0.4)
Money market	14,201,258	13,724,230	12,180,806	3.5	16.6	13,855,167	11,295,157	22.7
Savings	1,744,644	1,795,242	2,013,246	(2.8)	(13.3)	1,783,011	2,215,102	(19.5)
Time deposits	22,270,124	21,028,737	16,621,683	5.9	34.0	20,886,769	15,993,669	30.6
Total deposits	$60,585,256	$58,680,799	$55,198,056	3.2%	9.8%	$58,908,960	$54,813,175	7.5%

(1)Includes loans HFS.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
QUARTER-TO-DATE AVERAGE BALANCES, YIELDS AND RATES
($ in thousands)
(unaudited)
Table 6

	Three Months Ended
	September 30, 2024			June 30, 2024
	Average Balance	Interest	Average Yield/Rate (1)	Average Balance	Interest	Average Yield/Rate (1)
Assets
Interest-earning assets:
Interest-bearing cash and deposits with banks	$4,987,191	$60,060	4.79%	$4,058,515	$49,406	4.90%
Resale agreements	443,261	1,663	1.49%	485,000	1,885	1.56%
Debt securities:
AFS debt securities	9,316,232	111,552	4.76%	8,481,948	99,242	4.71%
HTM debt securities	2,931,033	12,431	1.69%	2,941,150	12,490	1.71%
Total debt securities	12,247,265	123,983	4.03%	11,423,098	111,732	3.93%
Loans:
C&I	16,492,589	328,619	7.93%	16,209,659	322,648	8.01%
CRE	20,272,662	328,254	6.44%	20,270,816	323,106	6.41%
Residential mortgage	15,601,307	229,727	5.86%	15,386,858	221,966	5.80%
Other consumer	53,958	753	5.55%	51,455	721	5.64%
Total loans (2)	52,420,516	887,353	6.73%	51,918,788	868,441	6.73%
FHLB and FRB stock	165,262	2,840	6.84%	164,649	2,950	7.21%
Total interest-earning assets	$70,263,495	$1,075,899	6.09%	$68,050,050	$1,034,414	6.11%

Noninterest-earning assets:
Cash and due from banks	341,856			468,374
Allowance for loan losses	(691,399)			(675,346)
Other assets	3,354,206			3,346,122
Total assets	$73,268,158			$71,189,200

Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Checking deposits	$7,762,719	$58,226	2.98%	$7,467,801	$52,680	2.84%
Money market deposits	14,201,258	136,384	3.82%	13,724,230	135,405	3.97%
Savings deposits	1,744,644	4,811	1.10%	1,795,242	5,004	1.12%
Time deposits	22,270,124	254,650	4.55%	21,028,737	238,393	4.56%
Total interest-bearing deposits	45,978,745	454,071	3.93%	44,016,010	431,482	3.94%
BTFP, short-term borrowings and federal funds purchased	1,170	16	5.44%	2,889	32	4.45%
Assets sold under repurchase agreements (“repurchase agreements”)	3,455	49	5.64%	4,104	58	5.68%
FHLB advances	3,440,219	48,261	5.58%	3,500,001	48,840	5.61%
Long-term debt and finance lease liabilities	36,084	780	8.60%	36,335	773	8.56%
Total interest-bearing liabilities	$49,459,673	$503,177	4.05%	$47,559,339	$481,185	4.07%

Noninterest-bearing liabilities and stockholders’ equity:
Demand deposits	14,606,511			14,664,789
Accrued expenses and other liabilities	1,758,641			1,877,572
Stockholders’ equity	7,443,333			7,087,500
Total liabilities and stockholders’ equity	$73,268,158			$71,189,200

Total deposits	$60,585,256	$454,071	2.98%	$58,680,799	$431,482	2.96%

Interest rate spread			2.04%			2.04%
Net interest income and net interest margin		$572,722	3.24%		$553,229	3.27%

(1)Annualized.
(2)Includes loans HFS.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
QUARTER-TO-DATE AVERAGE BALANCES, YIELDS AND RATES
($ in thousands)
(unaudited)
Table 7

	Three Months Ended
	September 30, 2024			September 30, 2023
	Average Balance	Interest	Average Yield/Rate (1)	Average Balance	Interest	Average Yield/Rate (1)
Assets
Interest-earning assets:
Interest-bearing cash and deposits with banks	$4,987,191	$60,060	4.79%	$5,392,795	$67,751	4.98%
Resale agreements	443,261	1,663	1.49%	648,587	4,460	2.73%
Debt securities:
AFS debt securities	9,316,232	111,552	4.76%	6,074,119	57,177	3.73%
HTM debt securities	2,931,033	12,431	1.69%	2,967,703	12,601	1.68%
Total debt securities	12,247,265	123,983	4.03%	9,041,822	69,778	3.06%
Loans:
C&I	16,492,589	328,619	7.93%	15,400,172	306,542	7.90%
CRE	20,272,662	328,254	6.44%	20,059,280	317,416	6.28%
Residential mortgage	15,601,307	229,727	5.86%	14,365,493	193,913	5.36%
Other consumer	53,958	753	5.55%	63,917	848	5.26%
Total loans (2)	52,420,516	887,353	6.73%	49,888,862	818,719	6.51%
FHLB and FRB stock	165,262	2,840	6.84%	79,395	1,079	5.39%
Total interest-earning assets	$70,263,495	$1,075,899	6.09%	$65,051,461	$961,787	5.87%

Noninterest-earning assets:
Cash and due from banks	341,856			544,939
Allowance for loan losses	(691,399)			(629,229)
Other assets	3,354,206			3,969,615
Total assets	$73,268,158			$68,936,786

Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Checking deposits	$7,762,719	$58,226	2.98%	$8,080,025	$54,285	2.67%
Money market deposits	14,201,258	136,384	3.82%	12,180,806	113,217	3.69%
Savings deposits	1,744,644	4,811	1.10%	2,013,246	4,047	0.80%
Time deposits	22,270,124	254,650	4.55%	16,621,683	166,747	3.98%
Total interest-bearing deposits	45,978,745	454,071	3.93%	38,895,760	338,296	3.45%
BTFP, short-term borrowings and federal funds purchased	1,170	16	5.44%	4,501,327	49,575	4.37%
Repurchase agreements	3,455	49	5.64%	13,897	193	5.51%
FHLB advances	3,440,219	48,261	5.58%	1	—	0.00%
Long-term debt and finance lease liabilities	36,084	780	8.60%	152,962	2,910	7.55%
Total interest-bearing liabilities	$49,459,673	$503,177	4.05%	$43,563,947	$390,974	3.56%

Noninterest-bearing liabilities and stockholders’ equity:
Demand deposits	14,606,511			16,302,296
Accrued expenses and other liabilities	1,758,641			2,465,745
Stockholders’ equity	7,443,333			6,604,798
Total liabilities and stockholders’ equity	$73,268,158			$68,936,786

Total deposits	$60,585,256	$454,071	2.98%	$55,198,056	$338,296	2.43%

Interest rate spread			2.04%			2.31%
Net interest income and net interest margin		$572,722	3.24%		$570,813	3.48%

(1)Annualized.
(2)Includes loans HFS.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
YEAR-TO-DATE AVERAGE BALANCES, YIELDS AND RATES
($ in thousands)
(unaudited)
Table 8

	Nine Months Ended
	September 30, 2024			September 30, 2023
	Average Balance	Interest	Average Yield/Rate (1)	Average Balance	Interest	Average Yield/Rate (1)
Assets
Interest-earning assets:
Interest-bearing cash and deposits with banks	$5,054,542	$183,848	4.86%	$4,703,843	$164,393	4.67%
Assets purchased under resale agreements (2)	550,913	9,663	2.34%	659,621	12,932	2.62%
Debt securities:
AFS debt securities	8,125,876	273,652	4.50%	6,146,653	166,666	3.63%
HTM debt securities	2,940,920	37,455	1.70%	2,982,284	38,013	1.70%
Total debt securities	11,066,796	311,107	3.76%	9,128,937	204,679	3.00%
Loans:
C&I	16,318,594	977,077	8.00%	15,348,662	869,914	7.58%
CRE	20,318,851	975,447	6.41%	19,625,224	900,601	6.14%
Residential mortgage	15,397,583	667,367	5.79%	13,928,776	545,442	5.24%
Other consumer	54,233	2,292	5.65%	67,181	2,412	4.80%
Total loans (3)	52,089,261	2,622,183	6.72%	48,969,843	2,318,369	6.33%
FHLB and FRB stock	141,051	7,129	6.75%	83,013	3,054	4.92%
Total interest-earning assets	$68,902,563	$3,133,930	6.08%	$63,545,257	$2,703,427	5.69%

Noninterest-earning assets:
Cash and due from banks	332,983			578,144
Allowance for loan losses	(681,988)			(617,381)
Other assets	3,496,156			3,690,570
Total assets	$72,049,714			$67,196,590

Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Checking deposits	$7,642,423	$164,727	2.88%	$7,675,325	$127,030	2.21%
Money market deposits	13,855,167	406,450	3.92%	11,295,157	275,738	3.26%
Savings deposits	1,783,011	13,935	1.04%	2,215,102	11,679	0.70%
Time deposits	20,886,769	706,640	4.52%	15,993,669	428,120	3.58%
Total interest-bearing deposits	44,167,370	1,291,752	3.91%	37,179,253	842,567	3.03%
BTFP, short-term borrowings and federal funds purchased	1,284,826	42,154	4.38%	3,284,663	107,432	4.37%
FHLB advances	2,501,826	104,840	5.60%	164,836	6,430	5.22%
Repurchase agreements	3,370	142	5.63%	45,080	1,456	4.32%
Long-term debt and finance lease liabilities	65,969	3,952	8.00%	152,716	8,122	7.11%
Total interest-bearing liabilities	$48,023,361	$1,442,840	4.01%	$40,826,548	$966,007	3.16%

Noninterest-bearing liabilities and stockholders’ equity:
Demand deposits	14,741,590			17,633,922
Accrued expenses and other liabilities	2,109,318			2,324,870
Stockholders’ equity	7,175,445			6,411,250
Total liabilities and stockholders’ equity	$72,049,714			$67,196,590

Total deposits	$58,908,960	$1,291,752	2.93%	$54,813,175	$842,567	2.06%

Interest rate spread			2.07%			2.53%
Net interest income and net interest margin		$1,691,090	3.28%		$1,737,420	3.66%

(1)Annualized.
(2)Includes the average balances and interest income for securities and loans purchased under resale agreements for the nine months ended September 30, 2023.
(3)Includes loans HFS.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
SELECTED RATIOS
(unaudited)
Table 9

	Three Months Ended (1)			September 30, 2024 Basis Point Change
	September 30, 2024	June 30, 2024	September 30, 2023	Qtr-o-Qtr		Yr-o-Yr
Return on average assets	1.62%	1.63%	1.66%	(1)	bps	(4)	bps
Return on average common equity	15.99%	16.36%	17.28%	(37)		(129)
Return on average TCE (2)	17.08%	17.54%	18.65%	(46)		(157)
Interest rate spread	2.04%	2.04%	2.31%	—		(27)
Net interest margin	3.24%	3.27%	3.48%	(3)		(24)
Average loan yield	6.73%	6.73%	6.51%	—		22
Yield on average interest-earning assets	6.09%	6.11%	5.87%	(2)		22
Average cost of interest-bearing deposits	3.93%	3.94%	3.45%	(1)		48
Average cost of deposits	2.98%	2.96%	2.43%	2		55
Average cost of funds	3.12%	3.11%	2.59%	1		53
Operating noninterest expense/average assets	1.20%	1.25%	1.16%	(5)		4
Efficiency ratio	34.38%	37.02%	38.89%	(264)		(451)
Effective tax rate	23.16%	20.92%	18.61%	224		455

	Nine Months Ended (1)		September 30, 2024 Basis Point Change
	September 30, 2024	September 30, 2023	Yr-o-Yr
Return on average assets	1.62%	1.83%	(21)	bps
Return on average common equity	16.24%	19.23%	(299)
Return on average TCE (2)	17.40%	20.80%	(340)
Interest rate spread	2.07%	2.53%	(46)
Net interest margin	3.28%	3.66%	(38)
Average loan yield	6.72%	6.33%	39
Yield on average interest-earning assets	6.08%	5.69%	39
Average cost of interest-bearing deposits	3.91%	3.03%	88
Average cost of deposits	2.93%	2.06%	87
Average cost of funds	3.07%	2.21%	86
Operating noninterest expense/average assets	1.25%	1.23%	2
Efficiency ratio	36.51%	37.47%	(96)
Effective tax rate	22.52%	18.57%	395

				September 30, 2024 Basis Point Change
	September 30, 2024	June 30, 2024	September 30, 2023	Qtr-o-Qtr		Yr-o-Yr
Loan-to-deposit ratio	86.31%	87.98%	92.42%	(167)		(611)

(1)Annualized except for efficiency ratio and effective tax rate.
(2)Return on average TCE is a non-GAAP financial measure. See reconciliation of GAAP to non-GAAP measures in Table 13.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
ALLOWANCE FOR LOAN LOSSES & OFF-BALANCE SHEET CREDIT EXPOSURES
($ in thousands)
(unaudited)
Table 10

		Three Months Ended September 30, 2024
		Commercial				Consumer
			CRE			Residential Mortgage
($ in thousands)		C&I	CRE	Multifamily Residential	Construction and Land	Single-Family Residential	HELOCs	Other Consumer	Total
Allowance for loan losses, June 30, 2024		$379,984	$194,794	$40,254	$14,322	$49,523	$3,340	$1,577	$683,794
Provision for (reversal of) credit losses on loans	(a)	26,416	27,123	(8,493)	(1,975)	(1,293)	(128)	67	41,717
Gross charge-offs		(29,260)	(734)	—	(145)	—	(10)	(149)	(30,298)
Gross recoveries		838	61	21	6	1	8	—	935
Total net (charge-offs) recoveries		(28,422)	(673)	21	(139)	1	(2)	(149)	(29,363)
Foreign currency translation adjustment		337	—	—	—	—	—	—	337
Allowance for loan losses, September 30, 2024		$378,315	$221,244	$31,782	$12,208	$48,231	$3,210	$1,495	$696,485

		Three Months Ended June 30, 2024
		Commercial				Consumer
			CRE			Residential Mortgage
($ in thousands)		C&I	CRE	Multifamily Residential	Construction and Land	Single-Family Residential	HELOCs	Other Consumer	Total
Allowance for loan losses, March 31, 2024		$373,631	$187,460	$37,418	$10,819	$55,922	$3,563	$1,467	$670,280
Provision for (reversal of) credit losses on loans	(a)	17,783	18,287	2,628	4,422	(6,366)	(232)	240	36,762
Gross charge-offs		(13,134)	(11,103)	—	(920)	(35)	—	(130)	(25,322)
Gross recoveries		1,817	150	208	1	2	9	—	2,187
Total net (charge-offs) recoveries		(11,317)	(10,953)	208	(919)	(33)	9	(130)	(23,135)
Foreign currency translation adjustment		(113)	—	—	—	—	—	—	(113)
Allowance for loan losses, June 30, 2024		$379,984	$194,794	$40,254	$14,322	$49,523	$3,340	$1,577	$683,794

		Three Months Ended September 30, 2023
		Commercial				Consumer
			CRE			Residential Mortgage
($ in thousands)		C&I	CRE	Multifamily Residential	Construction and Land	Single-Family Residential	HELOCs	Other Consumer	Total
Allowance for loan losses, June 30, 2023		$375,333	$168,505	$22,938	$11,325	$51,513	$4,526	$1,260	$635,400
Provision for (reversal of) credit losses on loans	(a)	13,006	12,952	772	8,302	3,353	(705)	456	38,136
Gross charge-offs		(7,074)	(3,466)	—	(10,413)	—	(41)	(13)	(21,007)
Gross recoveries		2,279	49	452	2	64	15	—	2,861
Total net (charge-offs) recoveries		(4,795)	(3,417)	452	(10,411)	64	(26)	(13)	(18,146)
Foreign currency translation adjustment		133	—	—	—	—	—	—	133
Allowance for loan losses, September 30, 2023		$383,677	$178,040	$24,162	$9,216	$54,930	$3,795	$1,703	$655,523

EAST WEST BANCORP, INC. AND SUBSIDIARIES
ALLOWANCE FOR LOAN LOSSES & OFF-BALANCE-SHEET CREDIT EXPOSURES
($ in thousands)
(unaudited)
Table 10 (continued)

		Nine Months Ended September 30, 2024
		Commercial				Consumer
			CRE			Residential Mortgage
($ in thousands)		C&I	CRE	Multifamily Residential	Construction and Land	Single-Family Residential	HELOCs	Other Consumer	Total
Allowance for loan losses, January 1, 2024		$392,685	$170,592	$34,375	$10,469	$55,018	$3,947	$1,657	$668,743
Provision for (reversal of) credit losses on loans	(a)	44,473	64,542	(2,833)	3,828	(6,760)	(792)	175	102,633
Gross charge-offs		(63,392)	(14,235)	(6)	(2,289)	(35)	(10)	(337)	(80,304)
Gross recoveries		4,365	345	246	200	8	65	—	5,229
Total net (charge-offs) recoveries		(59,027)	(13,890)	240	(2,089)	(27)	55	(337)	(75,075)
Foreign currency translation adjustment		184	—	—	—	—	—	—	184
Allowance for loan losses, September 30, 2024		$378,315	$221,244	$31,782	$12,208	$48,231	$3,210	$1,495	$696,485

		Nine Months Ended September 30, 2023
		Commercial				Consumer
			CRE			Residential Mortgage
($ in thousands)		C&I	CRE	Multifamily Residential	Construction and Land	Single-Family Residential	HELOCs	Other Consumer	Total
Allowance for loan losses, December 31, 2022		$371,700	$149,864	$23,373	$9,109	$35,564	$4,475	$1,560	$595,645
Impact of ASU 2022-02 adoption		5,683	337	6	—	1	1	—	6,028
Allowance for loan losses, January 1, 2023		$377,383	150,201	23,379	9,109	35,565	4,476	$1,560	$601,673
Provision for (reversal of) credit losses on loans	(a)	17,587	33,313	303	10,507	19,296	(569)	244	80,681
Gross charge-offs		(16,309)	(5,838)	—	(10,413)	—	(138)	(101)	(32,799)
Gross recoveries		5,555	364	480	13	69	26	—	6,507
Total net (charge-offs) recoveries		(10,754)	(5,474)	480	(10,400)	69	(112)	(101)	(26,292)
Foreign currency translation adjustment		(539)	—	—	—	—	—	—	(539)
Allowance for loan losses, September 30, 2023		$383,677	$178,040	$24,162	$9,216	$54,930	$3,795	$1,703	$655,523

		Three Months Ended			Nine Months Ended
($ in thousands)		September 30, 2024	June 30, 2024	September 30, 2023	September 30, 2024	September 30, 2023
Unfunded Credit Facilities
Allowance for unfunded credit commitments, beginning of period (1)		$38,783	$38,544	$29,728	$37,698	$26,264
Provision for credit losses on unfunded credit commitments	(b)	283	238	3,864	1,367	7,319
Foreign currency translation adjustment		(4)	1	(3)	(3)	6
Allowance for unfunded credit commitments, end of period (1)		$39,062	$38,783	$33,589	$39,062	$33,589

Provision for credit losses	(a)+(b)	$42,000	$37,000	$42,000	$104,000	$88,000

(1)Included in Accrued expenses and other liabilities on the Condensed Consolidated Balance Sheet.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
CRITICIZED LOANS, NONPERFORMING ASSETS, CREDIT QUALITY RATIOS AND
COMPOSITION OF ALLOWANCE BY PORTFOLIO
($ in thousands)
(unaudited)
Table 11

Criticized Loans	September 30, 2024	June 30, 2024	September 30, 2023
Special mention loans	$468,593	$435,679	$483,428
Classified loans	641,642	644,564	538,258
Total criticized loans (1)	$1,110,235	$1,080,243	$1,021,686

(1)Excludes loans HFS.

Nonperforming Assets	September 30, 2024	June 30, 2024	September 30, 2023
Nonaccrual loans:
Commercial:
C&I	$75,272	$66,960	$49,147
Total CRE	19,175	47,203	16,431
Consumer:
Total residential mortgage	52,311	51,514	37,986
Other consumer	102	205	136
Total nonaccrual loans	146,860	165,882	103,700
Other real estate owned, net	41,248	30,400	—
Other nonperforming assets	7,358	—	—
Total nonperforming assets	$195,466	$196,282	$103,700

Credit Quality Ratios	September 30, 2024	June 30, 2024	September 30, 2023
Annualized quarterly net charge-offs to average loans HFI	0.22%	0.18%	0.14%
Annualized YTD net charge-offs to YTD average loans HFI	0.19%	0.18%	0.07%
Special mention loans to loans HFI	0.88%	0.83%	0.95%
Classified loans to loans HFI	1.20%	1.22%	1.06%
Criticized loans to loans HFI	2.08%	2.05%	2.01%
Nonperforming assets to total assets	0.26%	0.27%	0.15%
Nonaccrual loans to loans HFI	0.28%	0.31%	0.20%
Allowance for loan losses to loans HFI	1.31%	1.30%	1.29%

Composition of Allowance (“ALLL”) by Portfolio	September 30, 2024		June 30, 2024		September 30, 2023
Loan Category	ALLL	ALLL/ Loans HFI	ALLL	ALLL/ Loans HFI	ALLL	ALLL/ Loans HFI
C&I	$378,315	2.22%	$379,984	2.25%	$383,677	2.42%
Total CRE	265,234	1.30	249,370	1.23	211,418	1.04
Multifamily	31,782	0.62	40,254	0.79	24,162	0.49
Office	66,614	3.11	67,772	3.10	52,596	2.30
All other CRE	166,838	1.27	141,344	1.08	134,660	1.02
Residential mortgage & consumer	52,936	0.34	54,440	0.35	60,428	0.41
Total loans	$696,485	1.31%	$683,794	1.30%	$655,523	1.29%

EAST WEST BANCORP, INC. AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION
($ in thousands)
(unaudited)
Table 12

		Three Months Ended			Nine Months Ended
		September 30, 2024	June 30, 2024	September 30, 2023	September 30, 2024	September 30, 2023
Net interest income before provision for credit losses	(a)	$572,722	$553,229	$570,813	$1,691,090	$1,737,420
Fully taxable equivalent (“FTE”) adjustment	(b)	411	751	433	3,491	1,288
FTE net interest income before provision for credit losses	(c)=(a)+(b)	573,133	553,980	571,246	1,694,581	1,738,708
Total noninterest income	(d)	84,761	84,673	76,752	248,422	215,361
Total revenue	(e)=(a)+(d)	657,483	637,902	647,565	1,939,512	1,952,781
Total revenue (FTE)	(f)=(c)+(d)	$657,894	$638,653	$647,998	$1,943,003	$1,954,069

Total noninterest expense	(g)	$226,166	$236,434	$252,014	$709,475	$732,250

Efficiency ratio	(g)/(f)	34.38%	37.02%	38.89%	36.51%	37.47%
Pre-tax, pre-provision income	(f)-(g)	$431,728	$402,219	$395,984	$1,233,528	$1,221,819

The Company uses certain non-GAAP financial measures to provide supplemental information regarding the Company’s performance. During the third and second quarters of 2024, the Company recorded $11 million and $3 million, respectively, in pre-tax DC solar recoveries (included in Amortization of Tax Credit and CRA Investments on the Condensed Consolidated Statement of Income) related to the Company’s investment in DC Solar. The Company recorded $4 million and $2 million in pre-tax DC solar recoveries in the first and second quarters of 2023. During the second and first quarters of 2024, the Company recorded $2 million and $10 million, respectively, in pre-tax FDIC special assessment charges (included in Deposit insurance premiums and regulatory assessments on the Condensed Consolidated Statement of Income). During the first quarter of 2023, the Company recorded a $10 million pre-tax impairment write-off of an AFS debt security (included in Net gains on AFS debt securities on the Condensed Consolidated Statement of Income) and $4 million in pre-tax repurchase agreements’ extinguishment cost (included in Other operating expenses on the Condensed Consolidated Statement of Income). Adjusted net income represents net income adjusted for the tax-effected above-mentioned adjustments. Adjusted diluted EPS represents diluted EPS adjusted for the above tax-effected adjustments. Management believes that the measures and ratios presented below provide clarity to financial statement users regarding the ongoing performance of the Company and allow comparability to prior periods.

	Three Months Ended			Nine Months Ended
	September 30, 2024	June 30, 2024	September 30, 2023	September 30, 2024	September 30, 2023
Net income	$299,166	$288,230	$287,738	$872,471	$922,208
Add: FDIC special assessment charge	—	1,880	—	12,185	—
Add: Write-off of AFS debt security	—	—	—	—	10,000
Less: DC Solar recovery	(11,201)	(3,146)	—	(14,347)	(5,571)
Add: Repurchase agreements’ extinguishment cost	—	—	—	—	3,872
Tax effect of adjustments (1)	3,311	374	—	639	(2,431)
Adjusted net income	$291,276	$287,338	$287,738	$870,948	$928,078

Diluted weighted-average number of shares outstanding	139,648	139,801	142,122	139,939	142,044
Diluted EPS	$2.14	$2.06	$2.02	$6.23	$6.49
Add: FDIC special assessment charge	—	0.02	—	0.09	—
Add: Write-off of AFS debt security	—	—	—	—	0.07
Less: DC Solar recovery	(0.08)	(0.02)	—	(0.10)	(0.04)
Add: Repurchase agreements’ extinguishment cost	—	—	—	—	0.03
Tax effect of adjustments (1)	0.03	—	—	—	(0.02)
Adjusted diluted EPS	$2.09	$2.06	$2.02	$6.22	$6.53

(1)Applied statutory tax rate of 29.56% for the three and nine months ended September 30, 2024, and the three months ended June 30, 2024. Applied statutory tax rate of 29.29% for the three and nine months ended September 30, 2023.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION
($ in thousands)
(unaudited)
Table 13

The Company uses certain non-GAAP financial measures to provide supplemental information regarding the Company’s performance. Tangible book value, tangible book value per share and TCE ratio are non-GAAP financial measures. Tangible book value and tangible assets represent stockholders’ equity and total assets, respectively, which have been reduced by goodwill and other intangible assets. Given that the use of such measures and ratios is more prevalent in the banking industry, and are used by banking regulators and analysts, the Company has included them below for discussion.

		September 30, 2024	June 30, 2024	September 30, 2023
Common Stock		$170	$170	$169
Additional paid-in capital		2,018,105	2,007,388	1,969,239
Retained earnings		7,095,587	6,873,653	6,294,751
Treasury stock		(1,012,019)	(1,011,924)	(792,076)
Accumulated other comprehensive income:
AFS debt securities net unrealized losses		(456,493)	(591,286)	(751,357)
Cash flow hedges net unrealized gains (losses)		39,143	(44,059)	(102,139)
Foreign currency translation adjustments		(19,954)	(18,828)	(21,881)
Total accumulated other comprehensive loss		(437,304)	(654,173)	(875,377)
Stockholders’ equity	(a)	$7,664,539	$7,215,114	$6,596,706
Less: Goodwill		(465,697)	(465,697)	(465,697)
Other intangible assets (1)		(5,563)	(5,903)	(5,649)
Tangible book value	(b)	$7,193,279	$6,743,514	$6,125,360

Number of common shares at period-end	(c)	138,609	138,604	141,486
Book value per share	(a)/(c)	$55.30	$52.06	$46.62
Tangible book value per share	(b)/(c)	$51.90	$48.65	$43.29

Total assets	(d)	$74,483,720	$72,468,272	$68,289,458
Less: Goodwill		(465,697)	(465,697)	(465,697)
Other intangible assets (1)		(5,563)	(5,903)	(5,649)
Tangible assets	(e)	$74,012,460	$71,996,672	$67,818,112
Total stockholders’ equity to assets ratio	(a)/(d)	10.29%	9.96%	9.66%
TCE ratio	(b)/(e)	9.72%	9.37%	9.03%

Return on average TCE represents tangible net income divided by average tangible book value. Tangible net income excludes the after-tax impacts of the amortization of core deposit intangibles and mortgage servicing assets. Given that the use of such measures and ratios is more prevalent in the banking industry, and are used by banking regulators and analysts, the Company has included them below for discussion.

		Three Months Ended			Nine Months Ended
		September 30, 2024	June 30, 2024	September 30, 2023	September 30, 2024	September 30, 2023
Net income	(f)	$299,166	$288,230	$287,738	$872,471	$922,208
Add: Amortization of core deposit intangibles		—	—	441	—	1,322
Amortization of mortgage servicing assets		348	332	328	988	1,026
Tax effect of amortization adjustments (2)		(103)	(98)	(225)	(292)	(688)
Tangible net income	(g)	$299,411	$288,464	$288,282	$873,167	$923,868

Average stockholders’ equity	(h)	$7,443,333	$7,087,500	$6,604,798	$7,175,445	$6,411,250
Less: Average goodwill		(465,697)	(465,697)	(465,697)	(465,697)	(465,697)
Average other intangible assets (1)		(5,790)	(6,110)	(6,148)	(6,123)	(6,916)
Average tangible book value	(i)	$6,971,846	$6,615,693	$6,132,953	$6,703,625	$5,938,637
Return on average common equity (3)	(f)/(h)	15.99%	16.36%	17.28%	16.24%	19.23%
Return on average TCE (3)	(g)/(i)	17.08%	17.54%	18.65%	17.40%	20.80%

(1)Includes core deposit intangibles and mortgage servicing assets. There were no core deposit intangibles in the 2024 periods presented.
(2)Applied statutory tax rate of 29.56% for the three and nine months ended September 30, 2024, and the three months ended June 30, 2024. Applied statutory tax rate of 29.29% for the three and nine months ended September 30, 2023.
(3)Annualized.